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EXHIBIT 23.1.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-88026 of Generex Biotechnology Corporation (the "Company") on Form S-8 of our report dated October 7, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2001 financial statements) appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2002.





/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP

Toronto, Ontario
February 12, 2004